UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2009

PCMT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel
 (Address of Principal Executive Offices, Zip Code)

011) (972) (2) 5001128
(Registrant's Telephone Number, Including Area Code)

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Amendment to the Certificate of Incorporation

Corporate Name Change

On January 23, 2009, PCMT Corporation, a Delaware corporation (the “Corporation”), notified  NASDAQ of its intention to file with the Secretary of State of Delaware, an amendment to the Corporation’s Certificate of Incorporation, to change its name from PCMT Corporation to Suspect Detection Systems Inc. The name change was approved at a Special Meeting of the Corporation’s shareholders (the “Meeting”) held on January 23, 2009.

On December 24, 2008 (the “Record Date), there were 72,689,668 shares of the Corporation’s common stock issued and outstanding. 41,335,163 shares of the Corporation’s common stock were represented at the Meeting in person or by proxy, which shares constituted 56.86% of the issued and outstanding shares of common stock as of the Record Date, and therefore a quorum was present.

At the Meeting, the proposal to authorize the amendment of the Corporation’s Certificate of Incorporation for the purpose of changing the name of the Corporation from “PCMT Corporation” to “Suspect Detection Systems Inc.” was presented to the shareholders. 100% of the shares represented at the Meeting granted the Board of Directors the authority to change the name of the Corporation. Accordingly the proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCMT CORPORATION

By:	/s/ Asher Zwebner
Name:	Asher Zwebner
Title:	Interim Chief Executive Officer,
Chief Financial Officer and Director

Date:  January 23, 2009